Exhibit 11
                                                Arvin Industries, Inc.
                            Computation of Earnings Per Share of Common Stock (Unaudited)
                                    (amounts in millions except per share amounts)


                                                                                            1998        1997        1996
                                                                                         ---------   ---------   ---------
Basic Earnings Per Share
------------------------
Income from continuing operations                                                      $     78.4  $     65.0  $     47.1
Income from discontinued operation, net of tax                                                  -         1.6           -
                                                                                         ---------   ---------   ---------
Net income to common stock                                                             $     78.4  $     66.6  $     47.1
                                                                                         =========   =========   =========

                                                                                         ---------   ---------   ---------
Average common shares outstanding                                                            23.8        23.0        22.4
                                                                                         =========   =========   =========

Earnings per average share of  common stock
Continuing operations                                                                  $     3.29  $     2.83  $     2.10
Discontinued operations                                                                         -         .07           -
                                                                                         ---------   ---------   ---------
                                                                                       $     3.29  $     2.90  $     2.10
                                                                                         =========   =========   =========
Diluted Earnings Per Share:
---------------------------

Income from continuing operations                                                      $     78.4  $     65.0  $     47.1
Income from discontinued operation, net of tax                                                  -         1.6           -
                                                                                         ---------   ---------   ---------
Net income                                                                                   78.4        66.6        47.1
Add back 7.5% convertible debentures' after tax interest
 expense (if dilutive)                                                                          -           -         2.9
                                                                                         ----------   ---------   ---------
Net income to common stock assuming full dilution                                      $     78.4  $     66.6  $     50.0
                                                                                         =========   =========   =========

Average shares of common stock outstanding                                                   23.8        23.0        22.4
Incremental common shares applicable to common stock options based on
  the average market price during the period                                                   .4          .4          .2
Average common shares issuable assuming conversion of 7.5 %
  convertible subordinated debentures (if dilutive)                                             -           -         2.1

                                                                                         ---------   ---------   ---------
Average common shares assuming maximum dilution                                              24.2        23.4        24.6
                                                                                         =========   =========   =========

Earnings per average share assuming maximum dilution
Continuing operations                                                                  $     3.23  $     2.78  $     2.03
Discontinued operations                                                                         -         .07           -
                                                                                         ---------   ---------   ---------
                                                                                       $     3.23  $     2.85  $     2.03


                                       75


                                                                                         =========   =========   =========
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